UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

MICROTUNE, INC.

(Exact Name of Registrant as Specified In Charter)

Delaware	000-31029-40	75-2883117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Microtune, Inc. (the “Company”) is filing this Current Report on Form 8-K in connection with the completion of the acquisition of the Company by Zoran Corporation (“Zoran”), pursuant to the Agreement and Plan of Merger, dated September 7, 2010 (the “Merger Agreement”), by and among the Company, Zoran and Maple Acquisition Corp., a wholly owned subsidiary of Zoran (“Merger Sub”). The Company and Zoran previously announced entry into the Merger Agreement on September 8, 2010. The Merger Agreement was adopted by the Company’s stockholders at a special stockholders meeting held on November 19, 2010.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger on November 30, 2010 (the “Effective Time”), Merger Sub merged with and into the Company with the Company as the surviving corporation (the “Merger”), and the Company became a wholly owned subsidiary of Zoran. At the Effective Time, each share of Company common stock, par value $0.001 per share (the “Microtune Common Stock”), issued and outstanding immediately before the Effective Time, other than shares of Microtune Common Stock held directly or indirectly by the Company as treasury stock or held by Zoran or any wholly owned subsidiary of Zoran (which were cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights were perfected in accordance with Delaware law, was converted into the right to receive $2.92 in cash (the “Per-Share Cash Amount”), without interest.

At the Effective Time, all outstanding stock options of the Company (the “Microtune Options”) were canceled. Holders of Microtune Options with an exercise price per share less than the Per-Share Cash Amount received, for each share of Microtune Common Stock subject to such Microtune Option, cash in an amount equal to the difference between the Per-Share Cash Amount and the per share exercise price of such Microtune Option. At the Effective Time, all restricted stock units granted under any of the Company’s stock plans (other than any restricted stock units held by non-employee directors of Microtune) that were unexpired and outstanding immediately prior to the Effective Time were assumed by Zoran and converted into an award for, or based on, the number of shares of the Zoran common stock, par value $0.001 per share (“Zoran Common Stock”), equal to the product of (1) the number of shares of Microtune Common Stock issuable under the equity award immediately prior to the Effective Time multiplied by (2) 0.42, the ratio of the Per-Share Cash Amount to the average closing price of Zoran Common Stock for the 10 trading days ending the third day before the closing. All outstanding restricted stock units held by non-employee directors were cancelled in exchange for a payment in respect of each such restricted stock unit in an amount equal to the Per-Share Cash Amount.

The foregoing description of the terms set forth in the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2010 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 30, 2010, the Company notified The NASDAQ Global Select Market (“NASDAQ”) that the Merger was completed and requested that (i) trading of the Microtune Common Stock on NASDAQ be suspended and (ii) NASDAQ file with the SEC an application on Form 25 to deregister the Microtune Common Stock. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Zoran, as described in Item 2.01 of this Current Report on Form 8-K. The aggregate merger consideration to be paid by Zoran for all outstanding shares of Microtune Common Stock in connection with the Merger is approximately $166 million. The merger consideration will be paid by Zoran from its cash on hand.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the then-current directors and officers of the Company resigned and ceased to be directors or officers, as applicable, of the Company, and the directors and officers of Merger Sub immediately prior to the effective time of the Merger became the initial directors and officers of the surviving corporation.

At the time of the execution of the Merger Agreement, the Company entered into severance agreements with James A. Fontaine, the Company’s Chief Executive Officer and President immediately prior to the Effective Time, Justin M. Chapman, the Company’s Chief Financial Officer immediately prior to the Effective Time, Phillip D. Peterson, the Company’s General Counsel immediately prior to the Effective Time, Barry F. Koch, the Company’s Executive Vice President immediately prior to the Effective Time and Robert S. Kirk, the Company’s Vice President of Worldwide Sales immediately prior to the Effective Time. Also, at the time of the execution of the Merger Agreement, Microtune GmbH & Co. KG entered into an agreement amending the Managing Director Contract dated October 29, 2007, with Mr. Koch. Such agreements were described in the Company’s Proxy Statement, which was filed with the SEC on October 19, 2010, and became effective at the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of Microtune was restated in its entirety and, as so restated, became the certificate of incorporation of the surviving corporation, and the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the surviving corporation.

The surviving corporation’s certificate of incorporation and bylaws, as of the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed on September 8, 2010, File No. 000-31029-40).

3.1	Certificate of Incorporation of Microtune, Inc.

3.2	Bylaws of Microtune, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2010	MICROTUNE, INC.

	By:	/S/ KARL SCHNEIDER
Karl Schneider
President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed on September 8, 2010, 000-31029-40).

3.1	Certificate of Incorporation of Microtune, Inc.

3.2	Bylaws of Microtune, Inc.